EXHIBIT 10.1
BELLRING BRANDS, INC.
2019 LONG-TERM INCENTIVE PLAN
1. Establishment and Purpose. BellRing Brands, Inc. hereby establishes, effective September 30, 2019, an incentive compensation plan known as the “BellRing Brands, Inc. 2019 Long-Term Incentive Plan.” The purpose of the Plan is to attract, retain, and motivate Participants (as defined herein) by offering such individuals opportunities to realize stock price appreciation, by facilitating stock ownership and/or by rewarding them for achieving a high level of performance.
2. Definitions. The capitalized terms used in this Plan have the meanings set forth below.
(a) “Affiliate” means any corporation that is a Subsidiary of the Company and, for purposes other than the grant of Incentive Stock Options, any limited liability company, partnership, corporation, joint venture or any other entity in which the Company or any such Subsidiary owns an equity interest. For the avoidance of doubt, the ownership referred to in the preceding sentence includes direct and indirect ownership.
(b) “Agreement” means a written agreement, contract, certificate or other instrument or document (which may be transmitted electronically to any Participant) evidencing the terms and conditions of an Award in such form (not inconsistent with this Plan) as the Committee approves from time to time, together with all amendments thereof, which amendments may be made unilaterally by the Company (with the approval of the Committee) unless such amendments are deemed by the Committee to be materially adverse to the Participant and not required as a matter of law.
(c) “Associate” means any service provider (including any employee, director, manager, consultant or advisor) to the Company or an Affiliate. References in this Plan to “employment” and related terms (except for references to “employee” in this definition of “Associate” or in Section 7(a)(i)) shall also include the providing of services as a service provider to the Company or an Affiliate who is not an employee of the Company or an Affiliate.
(d) “Award” means a grant made under this Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares or any Other Award, whether singly, in combination or in tandem.
(e) “Board” means the Board of Directors of the Company.
(f) “Cause” shall have the meaning ascribed to such term in the Agreement.
(g) “Change in Control” means, except as otherwise provided in an Agreement, any of the following:
(i) Individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board.
(ii) An individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) directly or indirectly acquires or beneficially owns (as defined in Rule 13d-3 under the Exchange Act, or any successor rule thereto) (in each case, together with such individual’s, entity’s or group’s prior ownership of the Company) the right to direct the vote with respect to more than 50% of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (“Voting Control”), provided, however, that the following acquisitions and beneficial ownership shall not constitute a Change in Control pursuant to this paragraph 2(g)(ii):
(A) any direct or indirect acquisition or beneficial ownership by the Company or any of its and Subsidiaries,
(B) the direct or indirect acquisition or beneficial ownership of additional securities of the Company entitled to vote generally in the election of directors or of the right to direct the vote of such securities by an individual, entity or group who already beneficially owns Voting Control, or
(C) any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one of more of its Subsidiaries.

(iii) Consummation of a reorganization, merger, share exchange or consolidation (a “Business Combination”), unless in each case following such Business Combination:
(A) all or substantially all of the individuals, entities or groups who were the beneficial owners of Voting Control immediately prior to such Business Combination beneficially own, directly or indirectly, the right to direct the vote with respect to more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company through one or more subsidiaries);
(B) no individual, entity or group (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, the right to direct the vote with respect to more than 50% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination, except to the extent that such individual, entity or group beneficially owned Voting Control prior to the Business Combination; and
(C) at least a majority of the members of the board of directors or other governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, approving such Business Combination.
(iv) The Company shall sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions).
(v) The stockholders of the Company shall approve a plan to liquidate or dissolve the Company and the Company shall commence such liquidation or dissolution of the Company.
Notwithstanding the foregoing, any direct or indirect spin-off, split-off or similar transaction involving Company securities by any stockholder of the Company to the stockholder’s stockholders shall not constitute a Change in Control. Notwithstanding anything herein to the contrary, an event described herein shall be considered a Change in Control hereunder only if it also constitutes a “change in control event” under Section 409A of the Code, to the extent necessary to avoid the adverse tax consequences thereunder.
(h) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.
(i) “Committee” means the committee of directors appointed by the Board to administer this Plan. In the absence of a specific appointment, “Committee” shall mean the compensation committee of the Board.
(j) “Company” means BellRing Brands, Inc., a Delaware corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.
(k) “Disability” means, except as otherwise provided in an Agreement, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, provided, however, for purposes of determining the Term of an Incentive Stock Option, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. Whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the Term of an Incentive Stock Option within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates, provided that the definition of disability applied under such disability plan meets the requirements of a Disability in the first sentence hereof.
(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended; “Exchange Act Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor regulation.

(m) “Fair Market Value” as of any date means, unless otherwise expressly provided in this Plan:
(i) (A) the closing sales price of a Share on the composite tape for New York Stock Exchange (“NYSE”) listed shares, or if Shares are not quoted on the composite tape for NYSE listed shares, on the Nasdaq Global Select Market or any similar system then in use, or (B) if clause (i)(A) is not applicable, the mean between the closing “bid” and the closing “asked” quotation of a Share on the Nasdaq Global Select Market or any similar system then in use, or (C) if the Shares are not quoted on the NYSE composite tape or the Nasdaq Global Select Market or any similar system then in use, the closing sale price of a Share on the principal United States securities exchange registered under the Exchange Act on which the Shares are listed, in any case on the specified date, or, if no sale of Shares shall have occurred on that date, on the immediately preceding day on which a sale of Shares occurred, or
(ii) if clause (i) is not applicable, what the Committee determines in good faith to be 100% of the fair market value of a Share on that date.
In the case of any Option or Stock Appreciation Right, the determination of Fair Market Value shall be done in a manner consistent with the then current regulations of the Secretary of the Treasury. The determination of Fair Market Value shall be subject to adjustment as provided in Section 12(f) hereof.
(n) “Good Reason” means, except as otherwise provided in an Agreement, the occurrence of one or more of the following, which circumstances are not remedied by the Company within thirty (30) days after its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within ninety (90) days after the Participant’s knowledge of the applicable circumstances): (i) a material diminution in a Participant’s duties and responsibilities, (ii) a material decrease in a Participant’s base salary or bonus opportunity or (iii) a geographical relocation of the Participant’s principal office location by more than fifty (50) miles, in each case, without written consent; provided that in each case, the Participant must actually terminate his or her employment within thirty (30) days following the Company’s thirty (30)-day cure period specified herein.
(o) “Incentive Stock Option” means any Option designated as such and granted in accordance with the requirements of Section 422 of the Code, or any successor to such section.
(p) “Incumbent Board” means the group of directors consisting of (i) those individuals who, as of the effective date of the Plan, constituted the Board; and (ii) any individuals who become directors subsequent to such effective date whose appointment, election or nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the directors then comprising the Incumbent Board. The Incumbent Board shall exclude any individual whose initial assumption of office occurred (i) as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or group (other than a solicitation of proxies by the Incumbent Board) or (ii) with the approval of the Incumbent Board but by reason of any agreement intended to avoid or settle a proxy contest.
(q) “Non-Employee Director” means a member of the Board who is a “non-employee director,” as defined by Exchange Act Rule 16b-3.
(r) “Non-Qualified Stock Option” means an Option other than an Incentive Stock Option.
(s) “Option” means a right to purchase Stock (or, if the Committee so provides in an applicable Agreement, Restricted Stock), including both Non-Qualified Stock Options and Incentive Stock Options granted under Section 7 hereof.
(t) “Other Award” means an Award of Stock, an Award based on Stock other than Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Performance Shares, or a cash-based Award granted under Section 11 hereof.
(u) “Parent” means a “parent,” within the meaning of Rule 405 under the Securities Act, or any successor provision.
(v) “Participant” means an Associate to whom an Award is granted pursuant to the Plan or, if applicable, such other person who validly holds an outstanding Award.
(w) “Performance Criteria” means performance goals relating to certain criteria as further described in Section 9 hereof.

(x) “Performance Period” means one or more periods of time, as the Committee may select, over which the attainment of one or more performance goals (including Performance Criteria) will be measured for the purpose of determining which Awards, if any, are to vest or be earned.
(y) “Performance Shares” means a contingent award of a specified number of Performance Shares or Units granted under Section 9 hereof, with each Performance Share equivalent to one or more Shares or a fractional Share or a Unit expressed in terms of one or more Shares or a fractional Share, as specified in the applicable Agreement, a variable percentage of which may vest or be earned depending upon the extent of achievement of specified performance objectives during the applicable Performance Period.
(z) “Plan” means this 2019 Long-Term Incentive Plan, as amended and in effect from time to time.
(aa) “Restricted Stock” means Stock granted under Section 10 hereof so long as such Stock remains subject to one or more restrictions.
(bb) “Restricted Stock Units” means Units of Stock granted under Section 10 hereof.
(cc) “Securities Act” means the Securities Act of 1933, as amended.
(dd) “Share” means a share of Stock.
(ee) “Stock” means the Company’s common stock, $0.01 par value per share (as such par value may be adjusted from time to time), or any securities issued in respect thereof by the Company or any successor to the Company as a result of an event described in Section 12(f).
(ff) “Stock Appreciation Right” means a right, the value of which is determined relative to appreciation in value of Shares pursuant to an Award granted under Section 8 hereof.
(gg) “Subsidiary” means a “subsidiary,” within the meaning of Rule 405 under the Securities Act, or any successor provision.
(hh) “Successor” with respect to a Participant means, except as otherwise provided in an Agreement, the legal representative of an incompetent Participant and, if the Participant is deceased, the legal representative of the estate of the Participant or the person or persons who may, by bequest or inheritance, or under the terms of an Award or forms submitted by the Participant to the Committee under Section 12(h) hereof, acquire the right to exercise an Option or Stock Appreciation Right or receive cash and/or Shares issuable in satisfaction of an Award in the event of a Participant’s death.
(ii) “Term” means the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions placed on Restricted Stock or any other Award are in effect.
(jj) “Unit” means a bookkeeping entry that may be used by the Company to record and account for the grant of Stock, Units of Stock, Stock Appreciation Rights and Performance Shares expressed in terms of Units of Stock until such time as the Award is paid, canceled, forfeited or terminated. No Shares will be issued at the time of grant, and the Company will not be required to set aside a fund for the payment of any such Award.
Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

3.	Administration.
(a) Authority of Committee. The Committee shall administer this Plan or delegate its authority to do so as provided herein or, in the Board’s sole discretion or in the absence of the Committee, the Board shall administer this Plan. Subject to the terms of the Plan, the Committee’s charter and applicable laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:
(i) to construe and interpret the Plan and apply its provisions;
(ii) to promulgate, amend and rescind rules and regulations relating to the administration of the Plan;

(iii) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
(iv) to determine when Awards are to be granted under the Plan and the applicable grant date;
(v) from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted;
(vi) to determine the number of Shares or the amount of cash to be made subject to each Award, subject to the limitations set forth in this Plan;
(vii) to determine whether each Option is to be an Incentive Stock Option or a Non-Qualified Stock Option;
(viii) to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Agreement relating to such grant;
(ix) to determine the target number of Performance Shares to be granted pursuant to an Award of Performance Shares, the performance measures that will be used to establish the performance goals (including Performance Criteria), the performance period(s) and the number of Performance Shares earned by a Participant;
(x) to designate an Award (including a cash bonus) as a performance compensation Award and to select the performance criteria that will be used to establish the performance goals (including Performance Criteria);
(xi) to amend any outstanding Awards; provided, however, that if the Committee deems any such amendment to be materially adverse to a Participant, such amendment shall also be subject to the Participant’s consent, unless such amendment is required by law;
(xii) to determine whether, to what extent and under what circumstances Awards may be settled, paid or exercised in cash, Shares or other Awards or other property, or canceled, forfeited or suspended;
(xiii) to determine the duration and purpose of leaves and absences which may be granted to a Participant without constituting termination of employment for purposes of the Plan;
(xiv) to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;
(xv) to interpret, administer or reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and
(xvi) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.
Notwithstanding the foregoing, in administering this Plan with respect to Awards for Non-Employee Directors, the Board shall exercise the powers of the Committee. To the extent the Committee determines that the restrictions imposed by this Plan preclude the achievement of material purposes of the Awards in jurisdictions outside of the United States, the Committee has the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.
The Committee shall not have the right, without stockholder approval, to (i) reduce or decrease the purchase price for an outstanding Option or Stock Appreciation Right, (ii) cancel an outstanding Option or Stock Appreciation Right for the purpose of replacing or re-granting such Option or Stock Appreciation Right with a purchase price that is less than the original purchase price, (iii) extend the Term of an Option or Stock Appreciation Right or (iv) deliver stock, cash or other consideration in exchange for the cancellation of an Option or Stock Appreciation Right, the purchase price of which exceeds the Fair Market Value of the Shares underlying such Option or Stock Appreciation Right.

All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.
(b) Delegation. The Committee, or if no Committee has been appointed, the Board, may delegate all or any part of the administration of the Plan to one or more committees of one or more members of the Board, or to senior officers of the Company, and may authorize further delegation by such committees to senior officers of the Company, in each case, to the extent permitted by Delaware law and subject to the Committee’s charter; provided that, determinations regarding the timing, pricing, amount and terms of any Award to a “reporting person” for purposes of Section 16 of the Exchange Act shall be made only by the Committee; and provided further that subject to Section 3(e) no such delegation may be made that would cause Awards or other transactions under this Plan to cease to be exempt from Section 16(b) of the Exchange Act or cause an Award intended to qualify for favorable treatment under the Code or any other applicable law not to qualify for, or to cease to qualify for, such favorable treatment. Any such delegation may be revoked by the Committee at any time. The term “Committee” shall apply to any person or persons to whom such authority has been delegated. The Board may abolish, suspend or supersede the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members, and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.
(c) Board Authority. Any authority granted to the Committee may also be exercised by the Board or another committee of the Board, except to the extent that the grant or exercise of such authority would cause any Award intended to qualify for favorable treatment under the Code or other applicable law to not qualify for, or cease to qualify for, such favorable treatment. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. Without limiting the generality of the foregoing, to the extent the Board has delegated any authority under this Plan to another committee of the Board, such authority shall not be exercised by the Committee unless expressly permitted by the Board in connection with such delegation.
(d) Awards for Non-Employee Directors. The Board (which may delegate the determination to a committee of the Board) may from time to time determine that each individual who is elected or appointed to the office of director as a Non-Employee Director receive an Award (other than Incentive Stock Options) as compensation, in whole or in part, for such individual’s services as a director. In determining the level and terms of such Awards for Non-Employee Directors, the Board may consider such factors as compensation practices of comparable companies with respect to directors, consultants’ recommendations and such other information as the Board may deem appropriate.
(e) Committee Composition. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Exchange Act Rule 16b-3, the Code or other applicable law. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a committee of the Board that does not at all times consist solely of two or more Non-Employee Directors.

4.	Shares Available; Maximum Payouts.
(a) Shares Available. Subject to adjustment in accordance with Section 12(f) and subject to Section 4(b), the total number of Shares available for the grant of Awards under the Plan shall be 2,000,000 Shares. No more than a maximum aggregate of 2,000,000 Shares may be granted as Incentive Stock Options. Stock Options, Stock Appreciation Rights and Restricted Stock awarded, and Awards of Restricted Stock Units, Performance Shares and Other Awards settled in Shares awarded, shall reduce the number of Shares available for Awards by one Share for every one Share subject to such Award. Shares issued under this Plan may be authorized and unissued shares or issued shares held as treasury shares. Any Shares that again become available for future grants pursuant to Section 4 shall be added back as one Share. The following Shares may not again be made available for issuance as Awards: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Stock Appreciation Right or Stock Option; (ii) Shares used to pay the exercise price or withholding taxes related to an outstanding Award; or (iii) Shares repurchased on the open market with the proceeds of a Stock Option exercise price.

(b) Shares Not Applied to Limitations. The following will not be applied to the Share limitations of subsection 4(a) above: (i) any Shares subject to an Award under the Plan to the extent to which such Award is forfeited, cancelled, terminated, expires or lapses for any reason; and (ii) Shares and any Awards that are granted through the settlement, assumption or substitution of outstanding awards previously granted (subject to applicable repricing restrictions herein), or through obligations to grant future awards, as a result of a merger, consolidation or acquisition of the employing company with or by the Company. If an Award is settled in cash, the number of Shares on which the Award is based shall not be applied to the Share limitations of subsection 4(a).
(c) Award Limitations.
(i) No Participant shall be granted (A) Options to purchase Shares and Stock Appreciation Rights with respect to more than 2,000,000 Shares in the aggregate, (B) any other Awards with respect to more than 2,000,000 Shares in the aggregate (or, in the event such Award denominated or expressed in terms of number of Shares or Units is paid in cash, the equivalent cash value thereof) or (C) any cash bonus Awards not denominated or expressed in terms of number of Shares or Units with a value that exceeds ten million (10,000,000) dollars in the aggregate, in each case, in any twelve-month period under this Plan (such share limits being subject to adjustment under Section 12(f) hereof).
(ii) Notwithstanding the foregoing, in no event shall the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any single Non-Employee Director during any single calendar year, taken together with any retainers payable to such person during such calendar year, exceed $500,000 (or, for a non-employee Chairperson of the Board, $700,000).
(d) No Fractional Shares. No fractional Shares may be issued under this Plan; fractional Shares will be rounded down to the nearest whole Share.
5. Eligibility. Awards may be granted under this Plan to any Associate at the discretion of the Committee.

6.	General Terms of Awards.
(a) Awards. Awards under this Plan may consist of Options (either Incentive Stock Options or Non-Qualified Stock Options), Stock Appreciation Rights, Performance Shares, Restricted Stock, Restricted Stock Units or Other Awards.
(b) Amount of Awards. Each Agreement shall set forth the number of Shares of Restricted Stock, Stock, Units of Stock or Performance Shares, or the amount of cash, subject to such Agreement, or the number of Shares to which the Option applies or with respect to which payment upon the exercise of the Stock Appreciation Right is to be determined, as the case may be, together with such other terms and conditions applicable to the Award (not inconsistent with this Plan) as determined by the Committee in its sole discretion.
(c) Term. Each Agreement, other than those relating solely to Awards of Stock without restrictions, shall set forth the Term of the Award and any applicable Performance Period, as the case may be, but in no event shall the Term of an Award or the Performance Period be longer than ten (10) years after the date of grant; provided, however, that the Committee may, in its discretion, grant Awards with a longer term to Participants who are located outside the United States. An Agreement with a Participant may permit acceleration of vesting requirements and of the expiration of the applicable Term upon such terms and conditions as shall be set forth in the Agreement, which may, but, unless otherwise specifically provided in this Plan, need not, include, without limitation, acceleration resulting from the occurrence of the Participant’s death or Disability. Acceleration of the Performance Period of Performance Shares and other performance-based Awards shall be subject to Section 12(f) hereof, as applicable.
(d) Agreements. Each Award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions, as determined by the Committee, that shall apply to such Award, in addition to the terms and conditions specified in this Plan.
(e) Transferability. Except as otherwise permitted by the Committee, during the lifetime of a Participant to whom an Award is granted, only such Participant (or such Participant’s legal representative) may exercise an Option or Stock Appreciation Right or receive payment with respect to any other Award. Except as may be permitted by the Company in the case of a transfer not for value, no Award of Restricted Stock (prior to the expiration of the restrictions), Restricted Stock Units, Options, Stock Appreciation Rights, Performance Shares or Other Award (other than an award of Stock without restrictions) may be sold, assigned, transferred, exchanged or otherwise encumbered, and any attempt to do so (including pursuant to a decree of divorce or any judicial declaration of property division) shall be of no effect. Notwithstanding the immediately preceding sentence, an Agreement may provide that an Award shall be transferable to a Successor in the event of a Participant’s death.
(f) Termination of Employment. Each Agreement shall set forth the extent to which the Participant shall have the right to exercise and/or retain an Award following termination of the Participant’s service with the Company or its Affiliates, including, without limitation, upon death or Disability or other termination of employment. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Agreement, need not be uniform among Agreements issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
(g) Change in Control. In the event the Participant ceases to be employed with the Company, either as a result of a termination by the Company without Cause or by the Participant for Good Reason, in connection with a Change in Control:
(i) All Options and Stock Appreciation Rights shall become immediately exercisable with respect to 100% of the Shares subject to such Options or Stock Appreciation Rights, and/or the period of restriction shall expire and the Award shall vest immediately with respect to 100% of the Shares of Restricted Stock, Restricted Stock Units and any other Award;
(ii) The Agreement will specify that, with respect to performance-based awards, all performance goals (including Performance Criteria) or other vesting criteria will be either (A) deemed achieved at 100% target levels and adjusted pro-rata based on the applicable portion of the performance period which has passed, (B) vested based upon actual performance levels or (C) the greater of (A) or (B); and
(iii) all other terms and conditions will be deemed met.
(h) Rights as Stockholder. A Participant shall have no right as a stockholder with respect to any securities covered by an Award until the date the Participant becomes the holder of record.
(i) Performance Goals. The Committee may require the satisfaction of certain performance goals (including Performance Criteria) as a condition to the grant, vesting or payment of any Award provided under the Plan.

7.	Stock Options.
(a) Terms of All Options.
(i) Grants. Each Option shall be granted pursuant to an Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. Incentive Stock Options may only be granted to Associates who are employees of the Company or an Affiliate in accordance with the requirements of Section 422 of the Code. Only Non-Qualified Stock Options may be granted to Associates who are not employees of the Company or an Affiliate. In no event may Options known as reload options be granted hereunder. The provisions of separate Options need not be identical. Except as provided by Section 12(f), Participants holding Options shall have no dividend rights with respect to Shares subject to such Options. The Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time.
(ii) Purchase Price. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the applicable Agreement, but shall not be less than 100% of the Fair Market Value of a Share as of the date the Option is granted. The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise. The purchase price may be paid in cash or, if the Committee so permits and upon such terms as the Committee shall approve, through delivery or tender to the Company of Shares held, either actually or by attestation, by such Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased pursuant to the Option) or through a net or cashless form of exercise as permitted by the Committee, or, if the Committee so permits, a combination thereof, unless otherwise provided in the Agreement. Further, the Committee, in its discretion, may approve other methods or forms of payment of the purchase price, and establish rules and procedures therefor.
(iii) Exercisability. Each Option shall vest and be exercisable in whole or in part on the terms and for the duration provided in the Agreement. In no event shall any Option be exercisable at any time after its

Term. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated. No Option may be exercised for a fraction of a Share.
(b) Incentive Stock Options. In addition to the other terms and conditions applicable to all Options:
(i) the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under this Plan and all other incentive stock option plans of the Company and its Affiliates) shall not exceed $100,000 (or such other limit as may be required by the Code), if such limitation is necessary to qualify the Option as an Incentive Stock Option, and to the extent an Option granted to a Participant exceeds such limit, such Option shall be treated as a Non-Qualified Stock Option;
(ii) an Incentive Stock Option shall not be exercisable and the Term of the Award shall not be more than ten (10) years after the date of grant (or such other limit as may be required by the Code) if such limitation is necessary to qualify the Option as an Incentive Stock Option;
(iii) the Agreement covering an Incentive Stock Option shall contain such other terms and provisions which the Committee determines necessary to qualify such Option as an Incentive Stock Option; and
(iv) notwithstanding any other provision of this Plan, if, at the time an Incentive Stock Option is granted, the Participant owns (after application of the rules contained in Section 424(d) of the Code, or its successor provision) Shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its subsidiaries, (A) the option price for such Incentive Stock Option shall be at least 110% of the Fair Market Value of the Shares subject to such Incentive Stock Option on the date of grant, and (B) such Option shall not be exercisable after the date five (5) years from the date such Incentive Stock Option is granted.

8.	Stock Appreciation Rights.
(a) Grant. An Award of a Stock Appreciation Right shall entitle the Participant, subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified price which shall not be less than 100% of the Fair Market Value of such Shares as of the date of grant of the Stock Appreciation Right (“purchase price”). Each Stock Appreciation Right may be exercisable in whole or in part on and otherwise subject to the terms provided in the applicable Agreement. No Stock Appreciation Right shall be exercisable at any time after its Term. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated. Except as otherwise provided in the applicable Agreement, upon exercise of a Stock Appreciation Right, payment to the Participant (or to his or her Successor) shall be made in the form of cash, Stock or a combination of cash and Stock (as determined by the Committee if not otherwise specified in the Award) as promptly as practicable after such exercise. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Stock) may be made in the event of the exercise of a Stock Appreciation Right. Except as provided by Section 12(f), Participants holding Stock Appreciation Rights shall have no dividend rights with respect to Shares subject to such Stock Appreciation Rights.
(b) Exercisability. Each Stock Appreciation Right shall vest and be exercisable in whole or in part on the terms provided in the Agreement. In no event shall any Stock Appreciation Right be exercisable at any time after its Term. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated. No Stock Appreciation Right may be exercised for a fraction of a Share.

9.	Performance Shares and other Awards Subject to Performance Criteria.
(a) Initial Award. An Award of Performance Shares shall entitle a Participant to future payments based upon the achievement of performance goals (including Performance Criteria) established in writing by the Committee and denominated in Stock. Payment shall be made in cash or Stock, or a combination of cash and Stock, as determined by the Committee. Such performance goals and other terms and conditions shall be determined by the Committee in its sole discretion. The Agreement may establish that a portion of the maximum amount of a Participant’s Award will be paid for performance which exceeds the minimum target but falls below the maximum target applicable to such Award. The Agreement shall also provide for the timing of such payment.

(b) Vesting. An Award subject to this Section 9 shall vest or be earned on the terms provided in the Agreement.
(c) Valuation. To the extent that payment of a Performance Share is made in cash, a Performance Share earned after conclusion of a Performance Period shall have a value equal to the Fair Market Value of a Share on the last day of such Performance Period.
(d) Voting; Dividends. Participants holding Performance Shares shall have no voting rights with respect to such Awards and shall have no dividend rights with respect to Shares subject to such Performances Shares other than as the Committee so provides, in its discretion, in an Agreement, or as provided by Section 12(f); provided, that, any such dividends shall be subject to the same restrictions and conditions as the Performance Shares underlying such dividends and shall be payable only if, and no earlier than at the same time as, the underlying Performance Shares become vested.
(e) Performance Criteria. Performance Shares and other Awards under the Plan may be made subject to the achievement of Performance Criteria, which shall be performance goals established by the Committee relating to one or more business criteria as set forth herein. Performance Criteria may be applied to the Company, an Affiliate, a Parent, a Subsidiary, a division, a business unit, a corporate group or an individual or any combination thereof and may be measured in absolute levels or relative to another company or companies, a peer group, an index or indices or Company performance in a previous period. Performance may be measured over such period of time as determined by the Committee. Performance goals that may be used to establish Performance Criteria are: free cash flow, adjusted free cash flow, base-business net sales, total segment profit, adjusted EBIT/EBITDA, adjusted diluted earnings per share, adjusted gross profit, adjusted operating profit, earnings or earnings per share before income tax (profit before taxes), net earnings or net earnings per share (profit after tax), compound annual growth in earnings per share, operating income, total stockholder return, compound stockholder return, market share, return on equity, average return on invested capital, pre-tax and pre-interest expense return on average invested capital, which may be expressed on a current value basis, or sales growth, marketing, operating or workplan goals. Such Performance Criteria and the amount payable for each performance period if the Performance Criteria are achieved shall be set forth in the applicable Agreement and shall be established pursuant to such procedures and on such terms and conditions as are necessary to satisfy the requirements of the Code or other applicable law.

10.	Restricted Stock and Restricted Stock Unit Awards.
(a) Grant. All or any part of any Restricted Stock or Restricted Stock Unit Award may be subject to such conditions and restrictions as may be established by the Committee, and set forth in the applicable Agreement, which may include, but are not limited to, continuous employment with the Company, a requirement that a Participant pay a purchase price for such Award, the achievement of specific performance goals (including Performance Criteria) and/or applicable securities laws restrictions. During any period in which an Award of Restricted Stock or Restricted Stock Units is restricted and subject to a substantial risk of forfeiture, (i) Participants holding Restricted Stock Awards may exercise full voting rights with respect to such Shares and (ii) Participants holding Restricted Stock Units shall have no voting rights with respect to such Awards. Except as provided by Section 12(f), dividends or dividend equivalents shall be subject to the same restrictions and conditions as the Restricted Stock Awards underlying such dividends or the Restricted Stock Units underlying the dividend equivalents and shall be payable only if, and no earlier than at the same time as, the underlying Restricted Stock Award or Restricted Stock Unit become vested. If the Committee determines that Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to execute and deliver to the Company an escrow agreement satisfactory to the Committee, if applicable, and an appropriate blank stock power with respect to the Restricted Stock covered by such agreement.
(b) Restrictions.
(i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the period during which the Award is restricted, and to such other terms and conditions as may be set forth in the applicable Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the Shares shall be subject to the restrictions on transferability set forth in the Agreement; (C) the Shares shall be subject to forfeiture for such period and subject to satisfaction of any applicable performance goals (including Performance Criteria) during such period, to the extent provided in the applicable Agreement; and (D) to the extent such Shares are forfeited, the stock certificates, if any, shall be returned to the Company, and all rights of the Participant to such Shares and, as a stockholder, with respect to such Shares shall terminate without further obligation on the part of the Company.

(ii) Restricted Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the period during which the Award is restricted, and the satisfaction of any applicable performance goals (including Performance Criteria) during such period, to the extent provided in the applicable Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Agreement.
(iii) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.
(c) Restricted Period. An Award of Restricted Stock or Restricted Stock Units shall vest on the terms provided in the Agreement. Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Company deems appropriate.
11. Other Awards. The Committee may from time to time grant Other Awards under this Plan, including without limitation those Awards pursuant to which a cash bonus award may be made or pursuant to which Shares may be acquired in the future, such as Awards denominated in Stock, Units of Stock, securities convertible into Stock and phantom securities. The Committee, in its sole discretion, shall determine, and provide in the applicable Agreement for, the terms and conditions of such Awards provided that such Awards shall not be inconsistent with the terms and purposes of this Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions which are consistent with the terms and conditions of the Award to which such Shares relate.

12.	General Provisions.
(a) Effective Date of this Plan. This Plan shall become effective as of September 30, 2019.
(b) Duration of this Plan; Date of Grant. This Plan shall remain in effect for a term of ten (10) years following the date on which it is effective (i.e., until September 30, 2029) or until all Shares subject to the Plan shall have been purchased or acquired according to the Plan’s provisions, whichever occurs first, unless this Plan is sooner terminated pursuant to Section 12(e) hereof. No Awards shall be granted pursuant to the Plan after such Plan termination or expiration, but outstanding Awards may extend beyond that date. The date and time of approval by the Committee of the granting of an Award shall be considered the date and time at which such Award is made or granted, or such later effective date as determined by the Committee, notwithstanding the date of any Agreement with respect to such Award; provided, however, that the Committee may grant Awards other than Incentive Stock Options to Associates or to persons who are about to become Associates, to be effective and deemed to be granted on the occurrence of certain specified contingencies, provided that if the Award is granted to a non-Associate who is about to become an Associate, such specified contingencies shall include, without limitation, that such person becomes an Associate.
(c) Right to Terminate Employment. Nothing in this Plan or in any Agreement shall confer upon any Participant the right to continue in the employment of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate or modify the employment of the Participant with or without cause.
(d) Tax Withholding. The Company shall withhold from any payment of cash or Stock to a Participant or other person under this Plan an amount sufficient to cover any required withholding taxes, including the Participant’s social security and Medicare taxes (FICA) and federal, state and local income tax with respect to income arising from payment of the Award. The Company shall have the right to require the payment of any such taxes before issuing any Stock pursuant to the Award. In lieu of all or any part of a cash payment from a person receiving Stock under this Plan, the Committee may, in the applicable Agreement or otherwise, permit a person to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the person’s full FICA and federal, state and local income tax with respect to income arising from payment of the Award, through a reduction of the numbers of Shares delivered to such person or a delivery or tender to the Company of Shares held by such person, in each case valued in the same manner as used in computing the withholding taxes under applicable laws.
(e) Amendment, Modification and Termination of this Plan. Except as provided in this Section 12(e), the Board may at any time amend, modify, terminate or suspend this Plan. Except as provided in this Section 12(e), the Committee may at any time alter or amend any or all Agreements under this Plan to the extent permitted by law and subject to the requirements of Section 2(b), in which event, as provided in Section 2(b), the term “Agreement” shall mean the Agreement as so amended. Amendments are subject to approval of the stockholders of the Company only as required by applicable law or regulation, or if the amendment increases the total number of shares available under this Plan, except as provided in Section 12(f). No termination, suspension or modification of this Plan may materially and adversely affect any right acquired by any Participant (or a Participant’s legal representative) or any Successor or permitted transferee under an Award granted before the date of termination, suspension or modification, unless otherwise provided in an Agreement or otherwise or required as a matter of law. It is conclusively presumed that any adjustment for changes in capitalization provided for in Section 12(f) hereof does not adversely affect any right of a Participant or other person under an Award. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Associates with the maximum benefits provided or to be provided under the provisions of the Code relating to Incentive Stock Options or to the provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.
(f) Adjustment Upon Certain Changes.
(i) Shares Available for Grants. In the event of any change in the number of Shares outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change or transaction, the maximum aggregate number of Shares with respect to which the Committee may grant Awards and the maximum aggregate number of Shares with respect to which the Committee may grant Awards to any individual Participant in any year shall be appropriately adjusted by the Committee.
(ii) Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares, the payment of a stock dividend (but only on the Shares), or any other increase or decrease in the number of such Shares effected without receipt or payment of consideration by the Company, the Committee shall appropriately adjust the number of Shares subject to each outstanding Award and the exercise price per Share, or similar reference price, to the extent applicable, of each such Award.
(iii) Certain Mergers. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger, consolidation or similar transaction as a result of which the holders of Shares receive consideration consisting exclusively of securities of such surviving corporation, the Committee shall have the power to adjust each Award outstanding on the date of such merger or consolidation so that it pertains and applies to the securities which a holder of the number of Shares subject to such Award would have received in such merger or consolidation.
(iv) Certain Other Transactions. In the event of (A) a dissolution or liquidation of the Company, (B) a sale of all or substantially all of the Company’s assets (on a consolidated basis), (C) a merger, consolidation or similar transaction involving the Company in which the Company is not the surviving corporation or (D) a merger, consolidation or similar transaction involving the Company in which the Company is the surviving corporation but the holders of Shares receive securities of another corporation and/or other property, including cash, the Committee shall, in its sole discretion, have the power to:
(1) cancel, effective immediately prior to the occurrence of such event, each Award (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash for each share of Stock subject to such Award equal to the value, as determined by the Committee in its reasonable discretion, of such Award, provided that with respect to any outstanding Stock Option or Stock Appreciation Right such value shall be equal to the excess of (I) the value, as determined by the Committee in its reasonable discretion, of the property (including cash) received by the holder of a Share as a result of such event over (II) the exercise price per Share of such Stock Option or Stock Appreciation Right, and provided, further, that the Committee shall not accelerate the vesting of an Award in a manner that is inconsistent with Section 6(g) hereof, unless the Committee determines that such acceleration is in the best interests of the Company; or
(2) provide for the exchange of each Award (whether or not then exercisable or vested) for an Award with respect to, as appropriate, some or all of the property which a holder of the number of Shares subject to such Award would have received in such transaction and, incident thereto, make an equitable adjustment as determined by the Committee in its reasonable discretion in the exercise price of the Award, or the number of shares or amount of property subject to the

Award or, if appropriate, provide for a cash payment to the Participant to whom such Award was granted in partial consideration for the exchange of the Award.
(v) Other Changes. In the event of any change in the capitalization of the Company or any corporate change other than those specifically referred to in subsections (ii), (iii) or (iv), the Committee shall have the power to make equitable adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in such other terms of such Awards.
(vi) Performance Awards. In the event of any transaction or event described in this Section 12(f), including without limitation any corporate change referred to in subsection (v) hereof, and in the event of any changes in accounting treatment, practices, standards or principles, the Committee shall have the power to make equitable adjustments in any Performance Criteria and in other terms and the performance goals of any Award made pursuant to Section 9 hereof.
(vii) No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares or amount of other property subject to, or the terms related to, any Award.
(g) Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate, unless expressly so provided by such other plan, contract or arrangement or the Committee determines that an Award or portion of an Award should be included to reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.
(h) Beneficiary Upon Participant’s Death. To the extent that the transfer of a Participant’s Award at death is permitted by this Plan or under an Agreement, (i) a Participant’s Award shall be transferable to the beneficiary, if any, designated on forms prescribed by and filed with the Committee and (ii) upon the death of the Participant, such beneficiary shall succeed to the rights of the Participant to the extent permitted by law and this Plan. If no such designation of a beneficiary has been made, or if the Committee shall be in doubt as to the rights of any beneficiary, as determined in the Committee’s discretion, the Participant’s legal representative shall succeed to the Awards, which shall be transferable by will or pursuant to laws of descent and distribution to the extent permitted by this Plan or under an Agreement, and the Company and the Committee and Board and members thereof, shall not be under any further liability to anyone.
(i) Unfunded Plan. This Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates and a Participant or Successor. To the extent any person acquires a right to receive an Award under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.
(j) Limits of Liability.
(i) Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the Agreement.
(ii) Except as may be required by law, neither the Company nor any member or former member of the Board or the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3 hereof) in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, in good faith under this Plan.
(iii) To the full extent permitted by law, each member and former member of the Board and the Committee and each person to whom the Committee delegates or has delegated authority under this Plan shall be entitled to indemnification by the Company against any loss, liability, judgment, damage, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan.
(k) Compliance with Applicable Legal Requirements. The Company shall not be required to issue or deliver a certificate for Shares distributable pursuant to this Plan unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act, the Exchange Act and the requirements of the exchanges, if any, on which the Company’s Shares may, at the time, be listed.
(l) Deferrals and Settlements. The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under this Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.
(m) Forfeiture. The Committee may specify in an Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality or other restrictive covenants that are contained in the Agreement or otherwise applicable to the Participant, a termination of the Participant’s employment for Cause or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.
(n) Clawback and Noncompete. Notwithstanding any other provisions of this Plan, any Award which is subject to recovery under any law, government regulation, stock exchange listing requirement or Company policy, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement or any policy adopted by the Company whether pursuant to any such law, government regulation or stock exchange listing requirement or otherwise. In addition and notwithstanding any other provisions of this Plan, any Award shall be subject to such noncompete provisions under the terms of the Agreement or any other agreement or policy adopted by the Company, including, without limitation, any such terms providing for immediate termination and forfeiture of an Award if and when a Participant becomes an employee, agent or principal of a competitor without the express written consent of the Company.
(o) Sub-plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.
(p) Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.
(q) Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments and to enter into non-uniform and selective Agreements.
13. Substitute Awards. Awards may be granted under this Plan from time to time in substitution for Awards held by employees or other service providers of other entities who are about to become Associates, or whose employer (or entity with respect to which such individual provides services) is about to become a Subsidiary of the Company, as the result of a merger or consolidation of the Company or a Subsidiary of the Company with another entity, the acquisition by the Company or a Subsidiary of the Company of all or substantially all the assets of another entity or the acquisition by the Company or a Subsidiary of the Company of at least 50% of the issued and outstanding stock of another entity. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the Awards in substitution for which they are granted, but with respect to Awards which are Incentive Stock Options, no such variation shall be permitted which affects the status of any such substitute option as an Incentive Stock Option.
14. Governing Law. To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of Delaware, without giving effect to principles of conflicts of laws, and construed accordingly.

15. Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
16. Deferred Compensation. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Each installment in any series of payments under any Award shall be considered a “separate payment” for all purposes of Section 409A of the Code. Any payments that are due within the short-term deferral period as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable laws require otherwise. References to termination or cessation of employment, separation from service, or similar or correlative terms shall be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Code), to the extent necessary to comply with Section 409A of the Code. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid adverse tax consequences under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6)-month period immediately following the Participant’s termination of employment shall instead be paid on the first payroll date after the six (6)-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any tax or penalty under Section 409A of the Code and neither the Company, the Board nor the Committee will have any liability to any Participant or otherwise for such tax or penalty. If any Award would be considered deferred compensation as defined under Code Section 409A and would fail to meet the requirements of Code Section 409A, then such Award shall be null and void.